EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Antares Pharma, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Antares Pharma, Inc. of our report dated March 23, 2010, relating to the consolidated balance sheets of Antares Pharma, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the fiscal years in the three-year period ended December 31, 2009, which report is included in the December 31, 2009 annual report on Form 10-K of Antares Pharma, Inc. and  to the reference to our firm under the caption “Experts” in the Registration Statement.

As disclosed in notes 2 and 12 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board Accounting Standards Update 2009-13, Revenue Arrangements with Multiple Deliverables, in the third quarter of 2009 with retrospective application to January 1, 2009.

/s/ KPMG LLP

Minneapolis, Minnesota
July 2, 2010